Exhibit 1.1

DUPLICATE Number: BC0206251 BRITISH COLUMBIA CERTIFICATE OF CHANGE OF NAME BUSINESS CORPORATIONS ACT I Hereby Certify that TULLOCH RESOURCES LTD. changed its name to TIDAL ROYALTY CORP. on July 18,2017 at 01:43PM Pacific Time. Issued under my hand at Victoria, British Columbia On July 18, 2017 CAROL PREST Registrar of Companies Province of British Columbia Canada